Exhibit (d)(6)

PRIORITY INCOME FUND, INC.

No. ___________

Incorporated under the Laws of the State of Maryland

_______________Shares

CUSIP NO. [_______________]

Preferred Stock

Par Value $0.01 Per Share

SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER INFORMATION

THIS CERTIFIES THAT____IS THE OWNER OF______________________________FULLY PAID AND NON ASSESSABLE SHARES OF __% SERIES E TERM PREFERRED STOCK DUE 2024, WITH A PAR VALUE OF $0.01 PER SHARE, OF PRIORITY INCOME FUND, INC. (the "Corporation"), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Secretary

PRIORITY INCOME FUND, INC.

CORPORATE SEAL

MARYLAND

Chief Executive Officer

Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common
TEN ENT	tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common

Unif Gift Min Act -___________Custodian ___________
(Cust) (Minor)
Under Uniform Gifts to Minors
Act: ____________________________
(State)

Additional Abbreviations may also be used though not in the above list.

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. This Certificate and the shares of Preferred Stock represented hereby are issued and shall be held subject to all the provisions of the charter and bylaws of the Corporation and all amendments thereto (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

For Value Received,_______________the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the Preferred Stock represented by this Certificate, and does hereby irrevocably constitute and appoint__________Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Date

By:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.